Exhibit 99.1

FOR IMMEDIATE RELEASE

Dick’s Sporting Goods Reports Second Quarter Results; Exceeds Expectations

•                  Consolidated non-GAAP earnings per diluted share increased 25% to $0.65 per diluted share in the second quarter of 2012 from $0.52 per diluted share in the second quarter of 2011

•                  Consolidated same store sales increased 3.8% in the second quarter of 2012

•                  Company raises full year estimated consolidated non-GAAP earnings range from $2.45 to 2.48 per diluted share to $2.47 to 2.51 per diluted share

•                  Board authorizes quarterly dividend of $0.125 per share

PITTSBURGH, Pa., August 14, 2012 - Dick’s Sporting Goods, Inc. (NYSE: DKS), the largest U.S.-based full-line sporting goods retailer, today reported sales and earnings results for the second quarter ended July 28, 2012.

Second Quarter Results

The Company reported consolidated non-GAAP net income for the second quarter ended July 28, 2012 of $81.3 million, or $0.65 per diluted share, excluding a $0.22 per diluted share impact of an impairment charge related to the Company’s investment in JJB Sports. The second quarter non-GAAP earnings per diluted share exceeded the Company’s earnings expectations provided on May 15, 2012 of $0.62 to 0.63 per diluted share. For the second quarter ended July 30, 2011, the Company reported consolidated non-GAAP net income of $65.1 million, or $0.52 per diluted share, excluding a $0.07 per diluted share impact from a gain on sale of investment.

On a GAAP basis, the Company reported consolidated net income for the second quarter ended July 28, 2012 of $53.7 million, or $0.43 per diluted share. For the second quarter ended July 30, 2011, the Company reported consolidated net income of $73.8 million, or $0.59 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliations.”

Net sales for the second quarter of 2012 increased by 10.0% to $1.4 billion due primarily to a 3.8% increase in consolidated same store sales and the opening of new stores. The 3.8% consolidated same store sales increase consisted of a 2.9% increase at Dick’s Sporting Goods stores, a 4.4% increase at Golf Galaxy and a 34.6% increase in the eCommerce business.

“We have delivered another exceptional quarter, and are on track to post strong full-year performance for 2012,” said Edward W. Stack, Chairman and CEO. “We plan to drive continued long-term profitable growth by investing in new stores, developing our omni-channel capabilities and increasing our margins through inventory management, an emphasis on private brands, and the continued shift of our product mix to higher margin merchandise categories.”

New Stores

In the second quarter, the Company opened four Dick’s Sporting Goods stores. These stores are listed in a table later in the release under the heading “Store Count and Square Footage.”

As of July 28, 2012, the Company operated 490 Dick’s Sporting Goods stores in 44 states, with approximately 26.7 million square feet and 81 Golf Galaxy stores in 30 states, with approximately 1.3 million square feet.

Balance Sheet

The Company ended the second quarter of 2012 with $350 million in cash and cash equivalents and did not have any outstanding borrowings under its $500 million revolving credit facility. At the end of the second quarter of 2011, the Company had $626 million in cash and cash equivalents and did not have any outstanding borrowings under its credit facility. Over the course of the past twelve months, the Company has utilized capital to fund its share repurchase program, initiate a dividend program, purchase its store support center, invest in JJB Sports, acquire intellectual property rights to the Top-Flite brand, and build a distribution center.

The inventory per square foot was 4.2% higher at the end of the second quarter of 2012 as compared to the end of the second quarter of 2011.

Year-to-Date Results

The Company reported consolidated non-GAAP net income for the 26 weeks ended July 28, 2012 of $138.5 million, or $1.10 per diluted share.  For the 26 weeks ended July 30, 2011, the Company reported consolidated non-GAAP net income of $102.6 million, or $0.82 per diluted share.

On a GAAP basis, the Company reported consolidated net income for the 26 weeks ended July 28, 2012 of $110.8 million, or $0.88 per diluted share. For the 26 weeks ended July 30, 2011, the Company reported consolidated net income of $111.3 million, or $0.89 per diluted share.

Net sales for the first half of 2012 increased 12.3% from the first half of 2011 to $2.7 billion primarily due to a consolidated same store sales increase of 5.9% and the opening of new stores.

Dividend

On August 13, 2012, the Company’s Board of Directors authorized and declared a quarterly dividend in the amount of $0.125 per share on the Company’s Common Stock and Class B Common Stock. The dividend is payable in cash on September 28, 2012 to stockholders of record at the close of business on August 31, 2012.

Investment in JJB

In the second quarter, the Company recorded a pre-tax impairment charge of $32.4 million related to its investment in JJB Sports, which impacted earnings per diluted share by $0.22.

“Since making our investment in JJB, and as publicly announced, JJB’s performance has materially deteriorated from its expectations, partly due to a worsening macro environment in Europe, adverse weather conditions in the first quarter and lackluster sales associated with the recent Euro Championships,” said Mr. Stack. “While we continue to believe in the underlying opportunity within the UK sporting goods market, in light of these developments and our own assessments, we have determined to fully impair the value of our investment. As we indicated at the outset, this is a high risk investment that was structured to provide us with meaningful upside and capped downside. We have no further funding obligations to JJB at this time and will continue to monitor the situation.”

Field & Stream

On August 1, 2012 the Company entered into an agreement to purchase the intellectual property rights to the Field & Stream mark in the hunting, fishing, camping and paddle categories for approximately $25 million. The Company had been licensing these rights since 2007. Upon completion, this acquisition is expected to provide the Company with the control and flexibility necessary to maximize and leverage the value of this popular brand.

Current 2012 Outlook

The Company’s current outlook for 2012 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release.  Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖            Full Year 2012 – (53 Week Year) Comparisons to Fiscal 2011 – (52 Week Year)

•                  Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated non-GAAP earnings per diluted share of approximately $2.47 to 2.51, excluding an impairment charge and including approximately $0.03 per diluted share for the 53rd week.  For the 52 weeks ended January 28, 2012, the Company reported consolidated non-GAAP earnings per diluted share of $2.02, excluding a gain on sale of investment and the favorable impact of lower litigation settlement costs. On a GAAP basis, the Company reported consolidated earnings per diluted share of $2.10 in 2011.

•                  Consolidated same store sales are currently expected to increase approximately 4 to 5% on a 52-week to 52-week comparative basis, compared to a 2.0% increase in fiscal 2011.

•                  The Company currently expects to open approximately 38 new Dick’s Sporting Goods stores and relocate five Dick’s Sporting Goods stores in 2012. The Company also expects to reposition one Golf Galaxy store in 2012.

❖            Third Quarter 2012

•                  Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $0.36 in the third quarter of 2012. In the third quarter of 2011, the Company reported consolidated non-GAAP earnings per diluted share of $0.32, excluding the favorable impact of lower litigation settlement costs.

•                  Consolidated same store sales are currently expected to increase approximately 4% compared to a 4.1% increase in the third quarter last year.

•                  The Company expects to open approximately 21 new Dick’s Sporting Goods stores and relocate three Dick’s Sporting Goods stores in the third quarter of 2012.

❖            Capital Expenditures

•                  In 2012, the Company anticipates capital expenditures to be approximately $241 million on a gross basis and approximately $190 million on a net basis.

Conference Call Info

The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s website located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (866) 652-5200 (domestic callers) or (412) 317-6060 (international callers) and requesting the “Dick’s Sporting Goods Earnings Call.”

For those who cannot listen to the live webcast, it will be archived on the Company’s website for 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10016648. The dial-in replay will be available for 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or other words with similar meanings. Forward-looking statements includes statements regarding, among other things, our expectations regarding full year performance, profitable growth, investing in new stores, developing omni-channel capabilities and increasing margins, the benefits of the Field & Stream acquisition, and expectations on earnings and capital expenditures.

The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2012 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: continuation of the ongoing economic and financial downturn that may cause a continued decline in consumer spending and other changes in macroeconomic factors or market conditions that impact consumer spending or shopping patterns, particularly for the types of merchandise that we sell; changes in the general economic and business conditions and in the specialty retail or sporting goods industry in particular; fluctuations in our quarterly operating results or same store sales; volatility in our stock price; our ability to access adequate capital; competition in the sporting goods industry; limitations on the availability of attractive store locations; inability to manage our growth, open new stores on a timely basis or expand successfully in new and existing markets; changes in consumer demand; unauthorized disclosure of sensitive, personal or confidential information; disruptions in our or our vendors’ supply chains; our relationships with our vendors; factors affecting our vendors, including potential increases in the costs of products, their ability to maintain their inventory and production levels and their ability or willingness to provide us with sufficient quantities of products at acceptable prices; factors that could negatively affect our private brand offerings; risks and costs relating to the products we sell, including product liability claims, and the availability of recourse to third parties, including our insurance policies, product recalls and the regulation of and other hazards associated with certain products we sell, such as hunting rifles and ammunition; the loss of our key executives, especially Edward W. Stack, our Chairman and Chief Executive Officer; costs and risks associated with increased or changing laws and regulations affecting our business; our ability to secure and protect our trademarks, patents and other intellectual property; risks relating to operating as an omni-channel retailer, including the impact of rapid technological change, internet security and privacy issues and the threat of systems failure or inadequacy; problems with our current management information systems or software; disruption at our distribution facilities; the seasonality of our business; regional risks because our stores are generally concentrated in the eastern half of the United States; costs and risks related to litigation or other claims against us; costs and uncertainties associated with pursuing strategic investments or acquisitions; our ability to meet our labor needs; currency exchange rate fluctuations; risks associated with our Chief Executive Officer and his relatives’ controlling interest in the Company; the impact of foreign instability and conflict; our anti-takeover provisions, which could prevent or delay a change in control of the Company; impairment in the carrying value of goodwill or other acquired intangibles; and our current intention to issue quarterly cash dividends.

Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 28, 2012 as filed with the Securities and Exchange Commission (“SEC”) on March 16, 2012 and in other reports filed with the SEC.  In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on our business or the extent to which any individual risk factor, or combination of risk factors, may cause results to differ materially from those contained in any forward-looking statement. We do not assume any obligation and do not intend to update any forward-looking statements except as may be required by the securities laws.

About Dick’s Sporting Goods, Inc.

Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer.

As of July 28, 2012, the Company operated 490 Dick’s Sporting Goods stores in 44 states, 81 Golf Galaxy stores in 30 states and eCommerce websites and catalog operations for Dick’s Sporting Goods and Golf Galaxy. Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/investors.  The Company’s website is not part of this release.

Contact:

Timothy E. Kullman, EVP – Finance, Administration, and Chief Financial Officer or

Anne-Marie Megela, Director, Investor Relations

Dick’s Sporting Goods

investors@dcsg.com

(724) 273-3400

# # #

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(In thousands, except per share data)

	13 Weeks Ended
	July 28,	% of	July 30,	% of

	2012	Sales(1)	2011	Sales(1)

Net sales	$1,437,041	100.00%	$1,306,695	100.00%
Cost of goods sold, including occupancy and distribution costs	989,261	68.84	905,620	69.31

GROSS PROFIT	447,780	31.16	401,075	30.69

Selling, general and administrative expenses	310,864	21.63	285,729	21.87
Pre-opening expenses	2,276	0.16	3,655	0.28

INCOME FROM OPERATIONS	134,640	9.37	111,691	8.55

Impairment of available-for-sale investments	32,370	2.25	-	-
Gain on sale of investment	-	-	(13,900)	(1.06)
Interest expense	1,000	0.07	3,480	0.27
Other expense	54	0.00	517	0.04

INCOME BEFORE INCOME TAXES	101,216	7.04	121,594	9.31

Provision for income taxes	47,553	3.31	47,746	3.65

NET INCOME	$53,663	3.73%	$73,848	5.65%

EARNINGS PER COMMON SHARE:
Basic	$0.45		$0.61
Diluted	$0.43		$0.59

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,928		120,207
Diluted	124,533		125,836

Cash dividend declared per share	$0.125		$-

(1) Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(In thousands, except per share data)

	26 Weeks Ended
	July 28,	% of	July 30,	% of
	2012	Sales	2011	Sales (1)

Net sales	$2,718,745	100.00%	$2,420,544	100.00%
Cost of goods sold, including occupancy and distribution costs	1,876,358	69.02	1,689,026	69.78

GROSS PROFIT	842,387	30.98	731,518	30.22

Selling, general and administrative expenses	606,995	22.33	549,465	22.70
Pre-opening expenses	5,017	0.18	5,921	0.24

INCOME FROM OPERATIONS	230,375	8.47	176,132	7.28

Impairment of available-for-sale investments	32,370	1.19	-	-
Gain on sale of investment	-	-	(13,900)	(0.57)
Interest expense	4,449	0.16	6,964	0.29
Other income	(1,811)	(0.07)	(591)	(0.02)

INCOME BEFORE INCOME TAXES	195,367	7.19	183,659	7.59

Provision for income taxes	84,547	3.11	72,313	2.99

NET INCOME	$110,820	4.08%	$111,346	4.60%

EARNINGS PER COMMON SHARE:
Basic	$0.92		$0.93
Diluted	$0.88		$0.89

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,721		119,784
Diluted	125,768		125,602

Cash dividend declared per share	$0.250		$-

(1) Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

(Dollars in thousands)

	July 28,	July 30,	January 28,
	2012	2011	2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$350,404	$626,415	$734,402
Accounts receivable, net	53,704	55,587	38,338
Income taxes receivable	7,845	1,652	4,113
Inventories, net	1,134,594	1,026,861	1,014,997
Prepaid expenses and other current assets	67,071	63,159	64,213
Deferred income taxes	27,689	13,651	12,330
Total current assets	1,641,307	1,787,325	1,868,393

Property and equipment, net	817,427	737,484	775,896
Construction in progress - leased facilities	10,207	-	2,138
Intangible assets, net	75,061	51,098	50,490
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	8,196	28,004	12,566
Other	110,148	58,878	86,375
Total other assets	118,344	86,882	98,941
TOTAL ASSETS	$2,862,940	$2,863,383	$2,996,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$561,161	$553,108	$510,398
Accrued expenses	275,158	284,457	264,073
Deferred revenue and other liabilities	101,437	92,595	128,765
Income taxes payable	-	23,915	29,484
Current portion of other long-term debt and
leasing obligations	8,579	995	7,426
Total current liabilities	946,335	955,070	940,146
LONG-TERM LIABILITIES:
Other long-term debt and leasing obligations	14,407	139,359	151,596
Non-cash obligations for construction in progress - leased facilities	10,207	-	2,138
Deferred revenue and other liabilities	279,927	258,804	269,827
Total long-term liabilities	304,541	398,163	423,561
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	959	954	964
Class B common stock	250	250	250
Additional paid-in capital	797,620	666,981	699,766
Retained earnings	1,013,087	841,814	932,871
Accumulated other comprehensive income	106	151	118
Treasury stock	(199,958)	-	(1,224)
Total stockholders’ equity	1,612,064	1,510,150	1,632,745
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,862,940	$2,863,383	$2,996,452

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(Dollars in thousands)

	26 Weeks Ended
	July 28,	July 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$110,820	$111,346
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,100	55,316
Impairment of available-for-sale investments	32,370	-
Deferred income taxes	(10,989)	8,393
Stock-based compensation	15,207	13,326
Excess tax benefit from exercise of stock options	(39,863)	(12,795)
Tax benefit from exercise of stock options	3,141	231
Other non-cash items	(84)	761
Gain on sale of investment	-	(13,900)
Changes in assets and liabilities:
Accounts receivable	(13,228)	(13,180)
Inventories	(119,597)	(129,966)
Prepaid expenses and other assets	(688)	(5,415)
Accounts payable	41,925	103,656
Accrued expenses	1,369	(16,363)
Income taxes payable/receivable	6,623	44,030
Deferred construction allowances	12,191	12,687
Deferred revenue and other liabilities	(30,317)	(32,149)
Net cash provided by operating activities	66,980	125,978

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(95,158)	(85,600)
Purchase of JJB convertible notes and equity securities	(31,986)	-
Proceeds from sale of investment	-	14,140
Proceeds from sale-leaseback transactions	-	3,073
Deposits and purchases of other assets	(44,408)	(8,045)
Net cash used in investing activities	(171,552)	(76,432)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on other long-term debt and leasing obligations	(138,611)	(487)
Construction allowance receipts	-	-
Proceeds from exercise of stock options	44,939	18,994
Excess tax benefit from exercise of stock options	39,863	12,795
Minimum tax witholding requirements	(5,237)	(3,455)
Cash paid for treasury stock	(198,774)	-
Cash dividend paid to stockholders	(30,417)	-
Increase in bank overdraft	8,823	2,941
Net cash (used in) provided by financing activities	(279,414)	30,788
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(12)	29

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(383,998)	80,363

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	734,402	546,052

CASH AND CASH EQUIVALENTS, END OF PERIOD	$350,404	$626,415

Supplemental disclosure of cash flow information:
Construction in progress - leased facilities	$10,207	$-
Accrued property and equipment	$35,213	$21,536
Cash paid for interest	$851	$6,205
Cash paid for income taxes	$92,375	$19,173

Store Count and Square Footage

The stores that opened during the second quarter of 2012 are as follows:

DICK’S
Store	Market
Union, NJ	NJ North
Mt. Pleasant, MI	Mt. Pleasant, MI
Northborough, MA	Worcester
Bloomfield, MI	Detroit

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2012			Fiscal 2011
	Dick’s Sporting Goods	Golf Galaxy	Total	Dick’s Sporting Goods	Golf Galaxy	Total
Beginning stores	480	81	561	444	81	525
Q1 New	6	-	6	3	-	3
Q2 New	4	-	4	8	-	8
Ending stores	490	81	571	455	81	536
Closed stores	-	-	-	-	-	-
Ending stores	490	81	571	455	81	536
Remodeled stores	-	-	-	1	-	1
Relocated stores	1	-	1	-	1	1

Square Footage:

(in millions)

	Dick’s Sporting Goods	Golf Galaxy	Total
Q1 2011	24.7	1.3	26.0
Q2 2011	25.1	1.3	26.4
Q3 2011	26.0	1.3	27.3
Q4 2011	26.3	1.3	27.6
Q1 2012	26.5	1.3	27.8
Q2 2012	26.7	1.3	28.0

Non-GAAP Financial Measures

In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted, to exclude an impairment charge in the 13 and 26 weeks ended July 28, 2012 and a gain on sale of investment in the 13 and 26 weeks ended July 30, 2011; earnings before interest, taxes and depreciation, adjusted to exclude certain significant gains and losses (“Adjusted EBITDA”); a reconciliation from the Company’s gross capital expenditures, net of tenant allowances; and calculations of consolidated and Dick’s Sporting Goods new store productivity.  These measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/investors.

Non-GAAP Net Income and Earnings Per Share Reconciliations

(in thousands, except per share data):

	Fiscal 2012
	13 Weeks Ended July 28, 2012

	As	Impairment of	Non-GAAP
	Reported	Investments	Total

Net sales	$1,437,041	$-	$1,437,041
Cost of goods sold, including occupancy and distribution costs	989,261	-	989,261

GROSS PROFIT	447,780	-	447,780

Selling, general and administrative expenses	310,864	-	310,864
Pre-opening expenses	2,276	-	2,276

INCOME FROM OPERATIONS	134,640	-	134,640

Impairment on available-for-sale investments	32,370	(32,370)	-
Interest expense	1,000	-	1,000
Other expense	54	-	54

INCOME BEFORE INCOME TAXES	101,216	32,370	133,586

Provision for income taxes	47,553	4,734	52,287

NET INCOME	$53,663	$27,636	$81,299

EARNINGS PER COMMON SHARE:
Basic	$0.45		$0.68
Diluted	$0.43		$0.65

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,928		119,928
Diluted	124,533		124,533

During the second quarter of 2012, the Company fully impaired its investment in JJB Sports and recorded a pre-tax charge of $32.4 million.  The Company recorded a deferred tax asset valuation allowance of approximately $7.9 million for a portion of the $32.4 million net capital loss carryforward that it expects to incur as a result of the impairment of its investment in JJB.

	Fiscal 2012
	26 Weeks Ended July 28, 2012

	As	Impairment of	Non-GAAP
	Reported	Investments	Total

Net sales	$2,718,745	$-	$2,718,745
Cost of goods sold, including occupancy and distribution costs	1,876,358	-	1,876,358

GROSS PROFIT	842,387	-	842,387

Selling, general and administrative expenses	606,995	-	606,995
Pre-opening expenses	5,017	-	5,017

INCOME FROM OPERATIONS	230,375	-	230,375

Impairment on available-for-sale investments	32,370	(32,370)	-
Interest expense	4,449	-	4,449
Other income	(1,811)	-	(1,811)

INCOME BEFORE INCOME TAXES	195,367	32,370	227,737

Provision for income taxes	84,547	4,734	89,281

NET INCOME	$110,820	$27,636	$138,456

EARNINGS PER COMMON SHARE:
Basic	$0.92		$1.15
Diluted	$0.88		$1.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,721		120,721
Diluted	125,768		125,768

During the second quarter of 2012, the Company fully impaired its investment in JJB Sports and recorded a pre-tax charge of $32.4 million.  The Company recorded a deferred tax asset valuation allowance of approximately $7.9 million for a portion of the $32.4 million net capital loss carryforward that it expects to incur as a result of the impairment of its investment in JJB.

	Fiscal 2011
	13 Weeks Ended July 30, 2011

	As	Gain on Sale	Non-GAAP
	Reported	of Investment	Total

Net sales	$1,306,695	$-	$1,306,695
Cost of goods sold, including occupancy and distribution costs	905,620	-	905,620

GROSS PROFIT	401,075	-	401,075

Selling, general and administrative expenses	285,729	-	285,729
Pre-opening expenses	3,655	-	3,655

INCOME FROM OPERATIONS	111,691	-	111,691

Gain on sale of investment	(13,900)	13,900	-
Interest expense	3,480	-	3,480
Other expense	517	-	517

INCOME BEFORE INCOME TAXES	121,594	(13,900)	107,694

Provision for income taxes	47,746	(5,162)	42,584

NET INCOME	$73,848	$(8,738)	$65,110

EARNINGS PER COMMON SHARE:
Basic	$0.61		$0.54
Diluted	$0.59		$0.52

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,207		120,207
Diluted	125,836		125,836

During the second quarter of 2011, the Company recorded a pre-tax gain of $13.9 million relating to the sale of available-for-sale securities.

	Fiscal 2011
	26 Weeks Ended July 30, 2011

	As	Gain on Sale	Non-GAAP
	Reported	of Investment	Total

Net sales	$2,420,544	$-	$2,420,544
Cost of goods sold, including occupancy and distribution costs	1,689,026	-	1,689,026

GROSS PROFIT	731,518	-	731,518

Selling, general and administrative expenses	549,465	-	549,465
Pre-opening expenses	5,921	-	5,921

INCOME FROM OPERATIONS	176,132	-	176,132

Gain on sale of investment	(13,900)	13,900	-
Interest expense	6,964	-	6,964
Other income	(591)	-	(591)

INCOME BEFORE INCOME TAXES	183,659	(13,900)	169,759

Provision for income taxes	72,313	(5,162)	67,151

NET INCOME	$111,346	$(8,738)	$102,608

EARNINGS PER COMMON SHARE:
Basic	$0.93		$0.86
Diluted	$0.89		$0.82

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,784		119,784
Diluted	125,602		125,602

During the second quarter of 2011, the Company recorded a pre-tax gain of $13.9 million relating to the sale of available-for-sale securities.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity.  Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations and capital investments.

	13 Weeks Ended
	July 28,	July 30,
	2012	2011
	(dollars in thousands)
Net income	$53,663	$73,848
Provision for income taxes	47,553	47,746
Interest expense	1,000	3,480
Depreciation and amortization	30,444	27,880
EBITDA	$132,660	$152,954
Less: Gain on sale of investment	-	(13,900)
Add: Impairment of available-for-sale investments	32,370	-
Adjusted EBITDA, as defined	$165,030	$139,054

% increase in Adjusted EBITDA	19%

	26 Weeks Ended
	July 28,	July 30,
	2012	2011
	(dollars in thousands)
Net income	$110,820	$111,346
Provision for income taxes	84,547	72,313
Interest expense	4,449	6,964
Depreciation and amortization	58,100	55,316
EBITDA	$257,916	$245,939
Less: Gain on sale of investment	-	(13,900)
Add: Impairment of available-for-sale investments	32,370	-
Adjusted EBITDA, as defined	$290,286	$232,039

% increase in Adjusted EBITDA	25%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	July 28,	July 30,
	2012	2011
	(dollars in thousands)
Gross capital expenditures	$(95,158)	$(85,600)
Proceeds from sale-leaseback transactions	-	3,073
Deferred construction allowances	12,191	12,687
Construction allowance receipts	-	-
Net capital expenditures	$(82,967)	$(69,840)

New Store Productivity Calculation

The following calculations represent: (1) the new store productivity calculation on a consolidated basis; and (2) the new store productivity calculation for Dick’s Sporting Goods only, in each case for the periods shown.  Golf Galaxy stores and the Company’s eCommerce business are excluded from the Dick’s Sporting Goods only calculation.  New store productivity compares the sales increase for all stores not included in the same store sales calculation with the increase in store square footage.

	Consolidated		Dick’s Sporting Goods Only
	13 Weeks Ended		13 Weeks Ended
	July 28,	July 30,	July 28,	July 30,
	2012	2011	2012	2011

Sales % increase for the period	10.0%		9.8%
Same store sales % increase for the period	3.8%		2.9%
New store sales % increase (A) (1)	6.2%		6.9%

Store square footage (000’s):
Beginning of period	27,857	26,054	26,516	24,722
End of period	28,054	26,462	26,714	25,122
Average for the period	27,956	26,258	26,615	24,922
Average square footage % increase for the period (B)	6.5%		6.8%

New store productivity (A)/(B) (1)	95.4%		102.2%

(1) - Amounts do not recalculate due to rounding.